UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 31, 2023

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02    Unregistered Sales of Equity Securities.

On July 31, 2023, Alpine 4 Holdings, Inc., a Delaware corporation (the "Company") executed a settlement agreement (the "Settlement Agreement") regarding a seller's note issued by the Company to Alan Martin in connection with his sale of Horizon Well Testing, LLC (a former subsidiary of the Company) to the Company. In 2020, the Company and Mr. Martin were involved in litigation, disclosed in the Company's periodic filings, concerning the Company’s purchase of Horizon Well Testing, L.L.C. from Mr. Martin. The litigation involved claims and defenses asserted by both sides against one another. After confidential mediation before Honorable Eileen Willett, United States Magistrate Judge for the United States District Court for the District of Arizona, the parties settled their dispute on acceptable terms. On July 31, 2023, the Company and Mr. Martin entered into the Settlement Agreement, which was dated as of July 27, 2023, pursuant to which Mr. Martin agreed to release his claims against the Company in exchange for the following from the Company: $100,000 payable on or before August 3, 2023; 250,000 shares of the Company's Class A common stock to be issued immediately (the "Shares"); $2,000,000 payable on or before October 31, 2023, and a $1,800,000 note payable (the "Note") with monthly payments of $75,000 beginning on December 1, 2023, with a final payment of $900,000 payable on or before December 1, 2024. The Note bears no interest, and the Company has the right to prepay its obligation under the Note without penalty.

Additionally, pursuant to the Settlement Agreement, the Company and Mr. Martin stipulated to the dismissal with prejudice of the claims of both parties against each other under the 2020 lawsuit. Further, the parties agreed that if the Company fails to perform its obligations under the Settlement Agreement, Mr. Martin would be entitled to file a stipulated motion to set aside the order of dismissal and have judgment entered in Mr. Martin's favor. Mr. Martin agreed that any performance by the Company of its obligations would constitute partial satisfaction of the amount owed by the Company pursuant to the 2020 lawsuit.

The issuance and sale of the Note and Shares have not been registered under the Securities Act of 1933 (as amended, the “Securities Act”) or under any state securities law and were offered and issued, as applicable, in reliance upon the exemption from registration requirements of the Securities Act set forth in Section 4(a)(2) of the Securities Act, and rules and regulations promulgated thereunder. The Company did not engage in a general solicitation or advertising regarding the issuance of the Note or the Shares. Mr. Martin has represented to the Company his intention to acquire the Note and the Shares for investment purposes only and not with a view toward their resale, distribution or other disposition in violation of the Securities Act or any applicable state securities laws, and appropriate legends will be affixed to the Note and the Shares.

This Current Report contains only a brief description of the material terms of the Settlement Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Settlement Agreement, which will be included as an exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: August 4, 2023